BlackRock Liquidity Funds: TempCash

File Number:  811-02354

CIK Number: 0000097098

For the Period Ended: 04/30/2007

Pursuant to Exemptive Order ICA Release No. 15520 dated
January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith
Incorporated, for the period November 1, 2006 through April
30, 2007.

                       Sales (In Thousands)

Information is in the following order:

TRANSACTION DATE
FACE AMOUNT
SECURITY DESCRIPTION
RATE
DUE DATE

01/16/2007
$73,960
GIRO FUNDING US CORP
5.29%
01/22/2007

01/17/2007
$54,500
DAKOTA NOTES PROGRAM
5.28%
01/19/2007

01/17/2007
$30,700
DAKOTA NOTES PROGRAM
5.28%
01/18/2007

04/02/2007
$148,648
THREE RIVERS FUNDING CORP
5.29%
04/09/2007